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PRECEPT BUSINESS SERVICES, INC.
EXHIBIT 21 TO FORM 10-K
LIST OF SUBSIDIARIES
FOR THE YEAR ENDED JUNE 30, 1999

              Precept Business Products, Inc.
              Precept Holdings, Inc.
              Precept Transportation Services, LLC
              Wingtip Couriers, Inc.
              Precept Transportation Services of Texas, Inc.
              Transportation Systems Corporation
              Shortway River Rouge, Inc.
              Jetport, Inc.
              Infographix, Inc.
              Creative Acquisition Corporation
              Precept Acquisition Corporation
              Garden State Acquisition Corporation
              Precept Transportation of New England, Inc.
              Computer Forms & Products, Inc.